Exhibit 2.3 SUPPORT AGREEMENT This SUPPORT AGREEMENT (“Agreement”), dated as of March 5, 2026, is made by and among Kuva Labs Inc., a Delaware corporation (“Parent”), Kuva Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and the undersigned holder (“Stockholder”) of shares of common stock, par value $0.001 per share (the “Company Common Stock”), of Lisata Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Merger Agreement (as defined below). WHEREAS, the Stockholder is, as of the date hereof, the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Company Common Stock set forth opposite the name of Stockholder on Schedule 1 attached hereto (all such Shares, together with any securities convertible into or exercisable or exchangeable or redeemable for Shares, and any New Shares (defined in Section 4 below), the “Shares”); WHEREAS, Parent, Purchaser and the Company have entered into an Agreement and Plan of Merger, on or substantially around the date of hereof, by and among Parent, Purchaser and the Company (as such agreement may be subsequently amended or modified, the “Merger Agreement”), which provides, among other things, for Purchaser to commence a tender offer (as it may be amended, modified or extended from time to time as permitted by the Merger Agreement, the “Offer”) to purchase any (subject to the Minimum Tender Condition) and all of the issued and outstanding shares of Company Common Stock, and, as soon as practicable following the consummation of the Offer, the merger of Purchaser with and into the Company (the “Merger”), with the Company continuing as the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement; WHEREAS, in connection with the Closing, the Stockholder will contribute and transfer an aggregate number of Shares equal to the quotient of (i) $[●] (the “Rollover Amount”) divided by (ii) the full value of the Offer Price (but for the avoidance of doubt in no event more than the total number of Shares) (the “Rollover Shares”), which Rollover Shares otherwise would be converted into the right to receive the Offer Price, to Parent, immediately after the Acceptance Time and immediately prior to the Effective Time (the “Exchange Time”), the Stockholder shall receive from Parent, a Simple Agreement for Future Equity (“SAFE”) in a form reasonably acceptable to Parent (the “Parent SAFE”), having a purchase amount equal to the Rollover Amount, and otherwise on the terms and subject to the conditions set forth in the Parent SAFE; WHEREAS, the board of directors of the Company (the “Company Board”) has, prior to the execution and delivery of this Agreement, taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Law are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the transactions contemplated hereby (the “203 Approval”); and WHEREAS, as an inducement and a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and

2 to be incurred by them in connection therewith, the Stockholder (solely in Stockholder’s capacity as a stockholder of the Company) has agreed to enter into and perform this Agreement. NOW, THEREFORE, in consideration of, and as a condition to, Parent and Purchaser entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Parent in connection therewith, the parties hereto agree as follows: 1. Agreement to Not Tender Shares; Rollover. (a) Subject to the terms of this Agreement and the 203 Approval (which has been obtained prior to the execution of this Agreement), the Stockholder hereby covenants and agrees that it shall not, directly or indirectly, tender its Rollover Shares, or cause its Rollover Shares to be tendered, into the Offer, including any “subsequent offering period” in accordance with Rule 14d-11 promulgated under the Exchange Act, in any manner, or enter into any agreement, transaction or arrangement that results or could reasonably be expected to result in such Rollover Shares being tendered or capable of being tendered into the Offer, including any “subsequent offering period” in accordance with Rule 14d-11 promulgated under the Exchange Act. The Stockholder hereby irrevocably and unconditionally waives the right to receive the Offer Price or the Merger Consideration in respect of any Rollover Shares. Notwithstanding anything to the contrary in this Agreement, including Section 6 and Section 8, this waiver shall survive any termination of this Agreement. (b) (i) The Stockholder covenants and agrees that it will, at the Exchange Time, contribute, assign, transfer, convey and deliver (or cause to be contributed, assigned, transferred, conveyed and delivered) to Parent, all of the Rollover Shares of such Stockholder, free and clear of any and all Liens (except for Permitted Liens), and (ii) Parent covenants and agrees to issue to the Stockholder, in exchange for the contribution, assignment, transfer, conveyance and delivery by such Stockholder of such Stockholder’s Rollover Shares, the Parent SAFE, with a purchase amount equal to the Rollover Amount applicable to such Stockholder, at the Exchange Time (the “Exchange”). (c) The Stockholder shall have the right, in its sole discretion, to designate in writing to Parent at any time prior to the Exchange Time, the specific Shares held by the Stockholder that are the Rollover Shares hereunder. (d) The obligations of the Stockholder and Parent to consummate the Exchange at the Exchange Time are subject to the satisfaction (or waiver by the Stockholder or Parent, as applicable) of the following conditions: (i) (A) The satisfaction, or written waiver (to the extent permitted) by Parent, of all conditions to the obligations of Purchaser to consummate the Offer and the transactions contemplated by the Merger Agreement that are to occur on the Closing Date as set forth in Annex I of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Acceptance Time, but subject to the satisfaction or written waiver by Parent (to the

3 extent permitted thereunder) of such conditions); and (B) the substantially contemporaneous consummation of the Merger at the Effective Time; (ii) Solely for the benefit of Parent, the representations and warranties made by the Stockholder in Section 6 of this Agreement shall be true and correct as of the Exchange Time as if made at and as of the Exchange Time, except for such failures to be true and correct as would not reasonably be expected, individually or in the aggregate, to (x) prevent or materially impair or materially delay the consummation of the Exchange on the terms set forth herein or (y) be materially adverse to Parent. (iii) Solely for the benefit of the Stockholder, the representations and warranties made by Parent and Purchaser in Section 7 of this Agreement shall be true and correct as of the Exchange Time as if made at and as of the Exchange Time, except for such failures to be true and correct as would not reasonably be expected, individually or in the aggregate, to (x) prevent or materially impair or materially delay the consummation of the Exchange on the terms set forth herein or (y) be materially adverse to the Stockholder; (iv) Solely for the benefit of Parent, the Stockholder shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by the Stockholder at or prior to the Exchange Time; (v) Solely for the benefit of the Stockholder, Parent and Purchaser shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent at or prior to the Exchange Time; and (vi) No law enacted, entered, promulgated, enforced or issued by any Governmental Body shall be in effect preventing the consummation of, or otherwise making illegal, the Exchange. (e) If (a) the Offer is terminated or withdrawn by Purchaser, (b) the Merger Agreement is validly terminated in accordance with its terms, or (c) this Agreement is terminated in accordance with Section 3, then in each case Parent shall, or shall cause Purchaser to promptly return, and shall cause any depositary acting on behalf of Parent or Purchaser to return to the Stockholder all the Rollover Shares contributed, assigned, transferred, conveyed or delivered to Parent by the Stockholder. 2. Agreement to Vote the Shares. (a) Agreement to Vote and Support. Subject to the terms of this Agreement, beginning on the date hereof until the Termination Date (as defined in Section 6 below), at every meeting of the stockholders of the Company (the “Company Stockholders”), including any postponement or adjournment thereof, however called, or in any other circumstance (including by written consent) in which the vote, consent or other approval of the Company Stockholders is sought, the Stockholder agrees to, and if applicable, to cause its Affiliates or the holder of record

4 of any of its Shares to, unconditionally and irrevocably affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to), and not to withdraw any such vote or consent with respect to, all of the Stockholder’s Shares, as follows (with the matters described in clauses (i) and (ii) below being referred to collectively as the “Supported Matters”): (i) in favor of the approval of any proposal considered and voted upon by the Company Stockholders at any meeting of the Company Stockholders (or by written consent) necessary or desirable to effect the consummation of the Offer, Merger or the Contemplated Transactions; and (ii) against (A) any proposal, action or agreement that would reasonably be expected to (1) prevent or nullify any provision of this Agreement, (2) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement or the Company contained in the Merger Agreement, or (3) result in any of the Offer Conditions or conditions to the Merger as set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date (as defined in Section 3 below), (B) any Acquisition Proposal, or any other proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement, the Offer, the Merger or the Contemplated Transactions, (C) any (1) merger, consolidation, business combination, share exchange, reorganization, recapitalization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company, or (2) sale, lease, license or transfer involving the Product or a material amount of assets (including, for the avoidance of doubt, any Intellectual Property) of the Company, or agreement relating to the foregoing (other than the Merger Agreement and the Contemplated Transactions), (D) any change in or to (1) the Company Board that is not recommended or approved by the Company Board, (2) the present capitalization or corporate structure of the Company or (3) the Company certificate of incorporation not consented to by Parent under the Merger Agreement and (E) any other action, agreement or proposal which would reasonably be expected to prevent or materially impede or materially delay the consummation of the Offer, the Merger or any of the Contemplated Transactions. (b) Other Voting Commitments. The Stockholder shall not propose, commit or agree to take any action inconsistent with the Supported Matters. The Stockholder shall, and shall cause its controlled Affiliates or the holder of record of any of the Stockholder’s Shares to, be present, in person or by proxy, at every meeting of the Company Stockholders, including any postponement or adjournment thereof, however called, or in any other circumstance (including by written consent) in which the vote, consent or other approval of the Company Stockholders is sought on the Supported Matters (in the manner described in Section 2(a)) so that all of the Stockholder’s Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause such Shares to be counted as present thereat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder shall not have any obligation to vote the Shares in any particular manner.

5 3. Termination Date. As used in this Agreement, the term “Termination Date” shall mean the earliest to occur of: (a) the Effective Time; (b) such date and time as the Merger Agreement shall be validly terminated; (c) an amendment of the Merger Agreement, without the prior written consent of the Stockholder, in a manner that negatively or adversely affects the Offer or that decreases the amount, or changes the form, of consideration payable to any stockholders of the Company (other than the Rollover Shares) pursuant to the terms of the Merger Agreement; (d) the mutual written agreement of the parties to terminate this Agreement; or (e) any material breach of this Agreement or the Merger Agreement by Parent or Purchaser. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any common law fraud or willful, knowing and material breach of this Agreement prior to termination hereof. 4. Additional Purchases. The Stockholder agrees that any Shares of the Company (and any securities convertible into or exercisable or exchangeable or redeemable for Shares) that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Termination Date, including, without limitation, by the exercise of a Company Stock Option or Company Warrant or the vesting or settlement of a Company RSU or Company Restricted Stock (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 6 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired. 5. Agreement to Retain Shares and Other Covenants. (a) From and after the date hereof until the Termination Date, except as otherwise provided herein (including pursuant to Section 1 or Section 8) or in the Merger Agreement, the Stockholder shall not, and the Stockholder shall direct its Affiliates not to: (i) voluntarily transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale or merger, liquidation, dissolution, dividend or distribution, by operation of Law or otherwise) of, enter into any derivative arrangement with respect to, create or suffer to exist any Liens (except for Permitted Liens) on or consent to any of the foregoing (“Transfer”), any or all of the Shares or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant or permit the grant of any proxy, power- of-attorney or other authorization or consent with respect to any of the Shares with respect to any matter that is, or that is reasonably likely to be exercised in a manner, inconsistent with the transactions contemplated by the Merger Agreement or the provisions thereof; (iv) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares; or (v) directly take or cause the taking of any other action that would restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder or the transactions contemplated hereby, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to timely perform its obligations under this Agreement; provided, that the Stockholder and its Affiliates shall be permitted to Transfer Shares to Affiliates, so long as such transferees agree to remain subject to the terms of this Agreement. Without limiting the foregoing, at all times commencing with the execution and delivery of this Agreement and continuing until the Termination Date, the

6 Stockholder shall not tender the Shares into any tender or exchange offer commenced by a Person other than Parent, Purchaser or any other subsidiary of Parent. From the date hereof until the Exchange Time, the Stockholder shall retain a sufficient number of Rollover Shares to effect the Exchange in accordance with Section 1. (b) The Stockholder hereby agrees to not commence or knowingly participate in any Action, derivative or otherwise, against Parent, Purchaser, the Company or any of their respective successors or their Affiliates and each of their successors and assigns and their respective directors and officers: (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the closing of the Offer or the Closing); or (ii) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby. 6. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants, as of the date hereof, to Parent and Purchaser as follows: (a) The Stockholder: (i) is the beneficial owner of the Shares set forth opposite the Stockholder’s name on Schedule 1 to this Agreement; and (ii) except as set forth in Schedule 1 to this Agreement, neither holds nor has any beneficial ownership interest in any other shares of Company Common Stock or any performance based stock units, restricted stock, restricted stock units, deferred stock units, options, warrants or other right or security convertible into or exercisable, exchangeable or redeemable for shares of Company Common Stock. (b) The Stockholder has the full power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder, subject to applicable federal securities laws and the terms of this Agreement; if the Stockholder is not an individual, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has taken all action necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement, the performance of the Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby. (c) This Agreement (assuming this Agreement constitutes a valid and binding agreement of Parent and Purchaser) has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. (d) The shares of Company Common Stock and the certificates, if any, representing the Shares owned by the Stockholder are now held by the Stockholder, by a nominee or custodian for the benefit of the Stockholder or by the depository under the Offer, free and clear of any lien, mortgage, security interest, pledge, encumbrance, deed of trust, security interest, claim, lease, charge, option, preemptive right, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or

7 restriction (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares, except for: (i) any such Liens arising hereunder (in connection therewith any restrictions on transfer or any other Liens have been waived by appropriate consent); and (ii) Liens imposed by federal or state securities laws (collectively, “Permitted Liens”). (e) Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder with any provisions herein will: (i) if the Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of the Stockholder; (ii) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its assets may be bound; (iii) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any assets (including Shares) of the Stockholder (other than one created by Parent or Purchaser); or (iv) violate any Law applicable to the Stockholder or by which any of its assets (including Shares) are bound, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Stockholder’s ability to timely perform its obligations under this Agreement. (f) The Stockholder has not directly engaged any broker, investment banker, financial advisor, finder, agent or other Person such that such Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement. (g) The Stockholder acknowledges that the Stockholder has received, reviewed and understands the terms of the Parent SAFE and further acknowledges that the Parent SAFE does not represent or confer any present or immediate equity interest in Parent nor provides the Stockholder with any current ownership, voting, consent, governance or management rights with respect to Parent. The Stockholder further acknowledges that the value of equity securities to be received upon conversion of the Parent SAFE will be determined in accordance with the conversion terms set forth in the Parent SAFE and may exceed or be less than the Rollover Amount. 7. Representations and Warranties of Parent and Purchaser. Each of Parent and Purchaser hereby represents and warrants to the Stockholder as follows: (a) Each of Parent and Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and each of Parent and Purchaser has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement. (b) This Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser, and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Stockholder, constitutes the valid and binding obligations of each of

8 Parent and Purchaser, enforceable against each of them in accordance with their terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. (c) Except for violations and defaults that would not adversely affect Parent’s or Purchaser’s ability to perform any of its obligations under, or consummate any of the transactions contemplated by, this Agreement or the Merger Agreement, the execution and delivery of this Agreement or the Merger Agreement by each of Parent and Purchaser, and the consummation by Parent and Purchaser of the transactions contemplated hereby or thereby will not cause a violation by Parent or Purchaser of any legal requirement applicable to Parent or Purchaser. Neither Parent nor Purchaser is required to make any filing with or to obtain any consent from any Person at or prior to the Effective Time in connection with the execution and delivery of this Agreement and the Merger Agreement or the consummation by Parent or Purchaser of any of the transactions contemplated by this Agreement or the Merger Agreement, except: (i) as may be required by the Exchange Act, General Corporation Law of the State of Delaware (the “DGCL”) or other applicable Laws; or (ii) where the failure to make any such filing or obtain any such consent would not adversely affect Parent’s or Purchaser’s ability to perform any of its obligations under, or consummate any of the transactions contemplated by, this Agreement and the Merger Agreement. (d) The Parent SAFE has been duly authorized by all necessary corporate action of Parent and when issued and delivered at the Exchange Time in accordance with this Agreement and the terms of the Parent SAFE, the Parent SAFE will be validly issued, binding and enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. 8. Survival. Except for the waiver set forth in Section 1(a) which shall survive a termination of this Agreement, all other representations, warranties, covenants and agreements of or on behalf of the Stockholder in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement will terminate upon, and not survive, the closing of the transactions contemplated by the Merger Agreement. The Stockholder and its Affiliates will not have any liability or obligation to any other party or any other person or entity for any breach or inaccuracy of any representation, warranty, covenant or agreement in this Agreement or in any such certificate, document or instrument. 9. No Limitation on Discretion as Fiduciary. Notwithstanding anything herein to the contrary, if the Stockholder is serving as a trustee or fiduciary of any ERISA plan or trust, the covenants and agreements set forth herein shall not prevent the Stockholder from exercising his duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Stockholder is executing this Agreement solely in his, her or its capacity as a stockholder of the Company. Notwithstanding anything to the contrary in this Agreement or any other agreement or document executed or delivered in connection with the transactions contemplated hereby, nothing in this Agreement or any such other agreement or document shall: (a) release, waive, discharge, compromise, settle or affect any rights or claims that the Stockholder or its Affiliates may have for (i) indemnification, advancement of expenses, contribution or reimbursement under any applicable Law, the certificate of incorporation, bylaws or other organizational documents of any person or

9 party, any agreement or arrangement providing for such indemnification, advancement, contribution or reimbursement, or any insurance policy covering the Stockholder or any of its Affiliates, (ii) any breach of or default under this Agreement, the Merger Agreement or any other agreement or document executed or delivered by Parent or Purchaser, (iii) any rights under this Agreement or the Merger Agreement, or (iv) any rights or claims that are expressly reserved, acknowledged or granted by this Agreement or any other agreement or document executed or delivered in connection with the transactions contemplated hereby; or (b) limit, impair or affect any rights or claims that the Stockholder and/or its Affiliates may have against any other person or party arising out of or relating to any matter, event, circumstance, action, omission, transaction or occurrence that is outside the transactions contemplated hereby or the subject matter of this Agreement or any other agreement or document executed or delivered in connection therewith. 10. Several Nature of Rights and Obligations. The rights of each Stockholder under this Agreement, and the obligations of each Stockholder under their respective Support Agreements (as defined in the Merger Agreement), are several and not joint with the respective rights or obligations of any other Stockholder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder under the Support Agreements (as defined in the Merger Agreement). Nothing contained herein, and no action taken by Parent, Purchaser or any Stockholder pursuant hereto or thereto, shall be deemed to constitute the Stockholder, amongst themselves or together with Parent, as, and the Company acknowledges that the Stockholders do not so constitute, amongst themselves or together with Parent or Purchaser, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholder, amongst themselves or together with Parent or Purchaser, are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Stockholders, amongst themselves and together with Parent or Purchaser, are not acting in concert or as a group with respect to such obligations under the Support Agreements, the transactions contemplated by this Agreement or the Support Agreements, or the exercise or enforcement of their rights under this Agreement or the Support Agreements. The Company acknowledges, and each of Stockholder, Parent and Purchaser confirms, that each Stockholder has independently participated in the negotiation of this Agreement with the advice of its own counsel and advisors. Each Stockholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose. 11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered if delivered in person, (ii) on the next business day if transmitted by national overnight courier; or (iii) on the date delivered if sent by e- mail (provided confirmation of email receipt is obtained), to Parent or Purchaser to the address or email address set forth in Section 9.2 of the Merger Agreement and to the Stockholder at its, his or her address or email address set forth opposite the Stockholder’s name on Schedule 1 attached hereto (or at such other address or email address for a party hereto as shall be specified by like notice).

10 12. Certain Restrictions. (a) Subject to the other terms of this Agreement, the Stockholder hereby: (i) waives and agrees not to exercise any rights (including under Section 262 of the DGCL) to demand appraisal of any Shares or rights to dissent from the Merger which may arise with respect to the Merger; and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Action, against Parent, Purchaser, the Company or any of their respective directors, officers or successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the making or consummation of the Offer or consummation of the Merger, including any Action (x) challenging the validity of, or seeking to enjoin the operation of, any provision of the Merger Agreement or this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby. 13. Disclosure. (a) The Stockholder shall permit the Company and Parent to disclose in all documents and schedules filed with the U.S. Securities and Exchange Commission (the “SEC”) that Parent determines to be necessary in connection with the Merger and any transactions related to the Merger, the Stockholder’s identity and ownership of Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement; provided that the Stockholder shall have a reasonable opportunity to review and approve such disclosure prior to any such filing. (b) From and after the date hereof until the Termination Date, the Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent, except as may be required by applicable Law. 14. Spousal Consent. If the Stockholder is married and any of the Shares may constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, the Stockholder shall deliver to Parent and Purchaser, concurrently herewith, a duly executed consent of the Stockholder’s spouse, in the form attached hereto as Exhibit A. 15. Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and the term “Shares” and “Rollover Shares” shall be deemed to refer to and include such securities. 16. Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement shall not be assignable by operation of Law or otherwise; provided that Parent may designate, prior to the Effective Time, by written notice to the Stockholder, another subsidiary to be a party to this Agreement; provided that such assignment

11 shall not relieve Parent of its obligations hereunder or otherwise enlarge, alter or change any obligation of the Stockholder or due to Parent or such other subsidiary. Any assignment in contravention of the preceding sentence shall be null and void. 17. No Waivers. No waivers of any breach of this Agreement extended by Parent to the Stockholder shall be construed as a waiver of any rights or remedies of Parent with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. 18. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in such state (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. 19. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH AND THE MATTERS CONTEMPLATED HEREBY AND THEREBY. 20. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until: (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s amended and restated certificate of incorporation, the transactions contemplated by the Merger Agreement (b) the Merger Agreement is executed by all parties thereto; and (c) this Agreement is executed by all parties hereto. If the Stockholder is married, and any of the Shares may constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid and binding, this Agreement has been duly and validly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Stockholder’s spouse, enforceable against the Stockholder’s spouse in accordance with its terms. 21. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may

12 not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. 22. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement. 23. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. 24. Specific Performance. The parties hereto agree that irreparable damage may occur and that the parties hereto may not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts without proof of damages and, in any action for specific performance, each party hereto waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived. The parties hereto further agree that by seeking the remedies provided for in this Section 24, a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that the remedies provided for in this Section 24 are not available or otherwise are not granted. 25. Expenses. All fees and expenses incurred in connection this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated. 26. Counterparts; Effectiveness; Signatures. This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes. [Signature Page Follows]

IN WITNESS WHEREOF, Parent, Purchaser and Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above. [Stockholder] By: Name: Title:

IN WITNESS WHEREOF, Parent, Purchaser and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above. KUVA LABS INC. By: Name: Mark Land Title: Chief Executive Officer KUVA ACQUISITION CORP. By: Name: Mark Land Title: President

SCHEDULE 1 Stockholder Name, Address & Email Address Company Common Stock Company Stock Options Company Restricted Stock Units Company Warrants Company Restricted Stock [●] [●] [●] [●] [●] [●]

EXHIBIT A CONSENT OF SPOUSE In consideration of the execution of that certain Support Agreement (the “Support Agreement”), dated [●], 2026, by and among [●] (“Stockholder”), Kuva Labs Inc., a Delaware corporation (“Parent”) and Kuva Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, I, the undersigned, spouse of the Stockholder, have been given a copy of, and have had an opportunity to review, the Support Agreement and clearly understand the provisions contained therein. I hereby approve the Support Agreement and appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Support Agreement. I agree to be bound by and accept the provisions of the Support Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Shares (as defined in the Support Agreement) held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of the Support Agreement. ______________________________ (Signature) Name: ________________________ (Please Print) Dated: , 2026